Exhibit 10.2

STEWART INFORMATION SERVICES CORPORATION

2005 LONG-TERM INCENTIVE PLAN

Exhibit 10.2
(continued)

Section

ARTICLE I ESTABLISHMENT, PURPOSE AND DURATION
Establishment	1.1
Purpose of the Plan	1.2
Duration of Authority to Make Grants Under the Plan	1.3

ARTICLE II DEFINITIONS
“Affiliate”	2.1
“Associate”	2.2
“Associate Stock Bonuses”	2.3
“Award”	2.4
“Award Agreement”	2.5
“Board”	2.6
“Change in Control”	2.7
“Code”	2.8
“Committee”	2.9
“Company”	2.10
“Corporate Change”	2.11
“Directors’ Shares”	2.12
“Effective Date”	2.13
“Exchange Act”	2.14
“Executive Officer”	2.15
“Executive Option”	2.16
“Fair Market Value”	2.17
“Fiscal Year”	2.18
“Holder”	2.19
“Incentive Stock Option”	2.20
“Mature Shares”	2.21
“Minimum Statutory Tax Withholding Obligation”	2.22
“Nonqualified Stock Option”	2.23
“Option”	2.24
“Option Price”	2.25
“Optionee”	2.26
“Option Agreement”	2.27
“Performance Goals”	2.28
“Plan”	2.29
“Region Manager”	2.30
“Region Manager Option”	2.31
“Section 409A”	2.32
“Service Award”	2.33
“STC”	2.34
“STG”	2.35

Exhibit 10.2
(continued)

(Continued)

Section

“Stock”	2.36
“Ten Percent Stockholder”	2.37
“Termination of Employment”	2.38

ARTICLE III ELIGIBILITY AND PARTICIPATION
Eligibility	3.1
Participation	3.2

ARTICLE IV GENERAL PROVISIONS RELATING TO AWARDS
Authority to Grant Awards	4.1
Dedicated Shares; Maximum Awards	4.2
Non-Transferability	4.3
Requirements of Law	4.4
Changes in the Company’s Capital Structure	4.5
Election Under Section 83(b) of the Code	4.6
Forfeiture for Cause	4.7
Forfeiture Events	4.8

ARTICLE V GENERAL PROVISIONS RELATING TO OPTIONS
Type of Options Available	5.1
Stock Appreciation Rights	5.2
Option Price	5.3
Maximum Value of Stock Subject to Options that are Incentive Stock Options	5.4
Exercise of Options	5.5
Transferability of Options	5.6
Duration of Options	5.7
Employment Obligation	5.8
Option Agreement	5.9
Substitution Options	5.10
No Rights as Stockholder	5.11

ARTICLE VI EXECUTIVE OPTIONS

ARTICLE VII REGION MANAGER OPTIONS

ARTICLE VIII DIRECTORS’ SHARES
Annual Grant to Directors	8.1
Amount of Award	8.2

Exhibit 10.2
(continued)

(Continued)

Section

ARTICLE IX ASSOCIATES STOCK BONUSES
Award of Stock Bonuses	9.1
Valuation	9.2

ARTICLE X SERVICE AWARDS

ARTICLE XI SUBSTITUTION AWARDS

ARTICLE XII ADMINISTRATION
Awards	12.1
Authority of the Committee	12.2
Decisions Binding	12.3
No Liability	12.4

ARTICLE XIII AMENDMENT OR TERMINATION OF PLAN
Amendment, Modification, Suspension, and Termination	13.1
Awards Previously Granted	13.2

ARTICLE XIV MISCELLANEOUS
Unfunded Plan/ No Establishment of a Trust Fund	14.1
No Employment Obligation	14.2
Tax Withholding	14.3
Written Agreement	14.4
Indemnification of the Committee	14.5
Gender and Number	14.6
Severability	14.7
Headings	14.8
Other Compensation Plans	14.9
Other Awards	14.10
Successors	14.11
Law Limitations/ Governmental Approvals	14.12
Delivery of Title	14.13
Inability to Obtain Authority	14.14
Investment Representations	14.15
Persons Residing Outside of the United States	14.16
No Fractional Shares	14.17
Arbitration of Disputes	14.18
Governing Law	14.19

Exhibit 10.2
(continued)

ARTICLE I

ESTABLISHMENT, PURPOSE AND DURATION

      1.1     Establishment. The Company hereby establishes an incentive compensation plan, to be known as “Stewart Information Services Corporation 2005 Long-Term Incentive Plan,” as set forth in this document. The Plan permits the grant of Executive Options, Region Manager Options, Directors’ Shares, Associates Stock Bonuses, and Service Awards. The Plan shall become effective on the latest of (a) the date the Plan is approved by the Board, (b) the date the Plan is approved by the holders of at least a majority of the outstanding shares of voting stock of the Company and (c) if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of stockholder approval for this action, the approval by the holders of that percentage, at a meeting of stockholders (the “Effective Date”), and shall remain in effect as provided in Section 1.3.

      1.2     Purpose of the Plan. The purpose of the Plan is to reward corporate officers and other Associates of the Company and its Affiliates by enabling them to acquire shares of common stock of the Company and to receive other compensation based on the increase in value of the common stock of the Company or certain other performance measures. The Plan is intended to advance the best interests of the Company, its Affiliates and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment with the Company and its Affiliates.

      1.3     Duration of Authority to Make Grants Under the Plan. No Awards may be granted under the Plan on or after the tenth anniversary of the Effective Date. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding.

ARTICLE II

DEFINITIONS

      The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

      2.1     “Affiliate” means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (a) to vote more than 50 percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

      2.2     “Associate” means (a) a person employed by the Company or any Affiliate as a common law employee, (b) a person who has agreed to become a common law employee of the Company or any Affiliate and is expected to become such within six (6) months from the date of a determination made for purposes of the Plan or (c) a director or advisory director of the Company who is not an employee of the Company or any Affiliate.

      2.3     “Associate Stock Bonuses” means an Award granted pursuant to Article IX of the Plan.

      2.4     “Award” means, individually or collectively, a grant under the Plan of Executive Options, Region Manager Options, Directors’ Shares, Associates Stock Bonuses, and Service Awards, in each case subject to the terms and provisions of the Plan.

      2.5     “Award Agreement” means an agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

Exhibit 10.2
(continued)

      2.6     “Board” means the board of directors of the Company.

      2.7     “Change in Control” means the occurrence of any of the following events: (a) there shall be consummated (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Stock would be converted into cash, securities or other property, other than a merger of the Company where a majority of the Board of the surviving corporation is, and for a two-year period after the merger continues to be, persons who were directors of the Company immediately prior to the merger or were elected as directors, or nominated for election as director, by a vote of at least two-thirds of the directors then still in office who were directors of the Company immediately prior to the merger, or (ii) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; (b) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company; or (c) (i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than the Company or a subsidiary thereof or any Associate benefit plan sponsored by the Company or a subsidiary thereof, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, and (ii) at any time during a period of two years after such “person” becomes such a beneficial owner, individuals who immediately prior to the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination by the Board for election by the Company’s shareholders of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

      2.8     “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

      2.9     “Committee” means a committee of at least two persons, who are members of the Compensation Committee of the Board and are appointed by the Compensation Committee of the Board, or, to the extent it chooses to operate as the Committee, the Compensation Committee of the Board. Each member of the Committee in respect of his or her participation in any decision with respect to an Award intended to satisfy the requirements of section 162(m) of the Code must satisfy the requirements of “outside director” status within the meaning of section 162(m) of the Code; provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. As to Awards, grants or other transactions that are authorized by the Committee and that are intended to be exempt under Rule 16b-3 under the Exchange Act, the requirements of Rule 16b-3(d)(1) under the Exchange Act with respect to committee action must also be satisfied.

      2.10     “Company” means Stewart Information Services Corporation, a Delaware corporation, or any successor (by reincorporation, merger or otherwise).

      2.11     “Corporate Change” shall have the meaning ascribed to that term in Section 4.5(c).

      2.12     “Directors’ Shares” means an Award granted pursuant to Article VIII.

      2.13     “Effective Date” shall have the meaning ascribed to that term in Section 1.1.

      2.14     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

      2.15     “Executive Officer” has the meaning given such term in the rules and regulations of the Securities and Exchange Commission.

      2.16     “Executive Option” means an Option granted pursuant to Article VI.

      2.17     “Fair Market Value” of the Stock as of any particular date means (1) if the Stock is traded on a stock exchange, the closing sale price of the Stock on that date as reported on the principal securities exchange on which the Stock is traded, or (2) if the Stock is traded in the over-the-counter market, the average between the high bid and low asked price on that date as reported in such over-the-counter market; provided that (a) if

Exhibit 10.2
(continued)

the Stock is not so traded, (b) if no closing price or bid and asked prices for the Stock was so reported on that date or (c) if, in the discretion of the Committee, another means of determining the Fair Market Value of a share of Stock at such date shall be necessary or advisable, the Committee may provide for another means for determining such Fair Market Value.

      2.18     “Fiscal Year” means the Company’s fiscal year.

      2.19     “Holder” means a person who has been granted an Award or any person who is entitled to receive shares of Stock under an Award.

      2.20     “Incentive Stock Option” means an Option granted under the Plan that is designated by the Committee as an “Incentive Option” and satisfies the requirements of section 422 of the Code.

      2.21     “Mature Shares” means shares of Stock that the Holder has held for at least six months.

      2.22     “Minimum Statutory Tax Withholding Obligation” means the amount the Company or an Affiliate is required to withhold for federal, state and local taxes based upon the applicable minimum statutory withholding rates required by the relevant tax authorities.

      2.23     “Nonqualified Stock Option” means an Option granted under the Plan other than an Incentive Option.

      2.24     “Option” means an option to purchase Stock granted pursuant to Article V. An Option may be in the form of either an Incentive Stock Option or a Nonqualified Stock Option.

      2.25     “Option Price” shall have the meaning ascribed to that term in Section 5.3.

      2.26     “Optionee” means a person who is granted an Option under the Plan.

      2.27     “Option Agreement” means a written contract setting forth the terms and conditions of an Option.

      2.28     “Performance Goals” means one or more of the criteria described in Article VIII on which the performance goals applicable to an Award are based.

      2.29     “Plan” means Stewart Information Services Corporation 2005 Long-Term Incentive Plan, as set forth in this document and as it may be amended from time to time.

      2.30     “Region Manager” means a Region Manager of the Company or an Associate determined by the Committee to have comparable responsibilities.

      2.31     “Region Manager Option” means an Option granted pursuant to Article VII.

      2.32     “Section 409A” means section 409A of the Code and Department of Treasury rules and regulations issued thereunder.

      2.33     “Service Award” means an Award granted pursuant to Article X.

      2.34     “STC” means Stewart Title Company, a subsidiary of the Company.

      2.35     “STG” means Stewart Title Guaranty Company, a subsidiary of the Company.

      2.36     “Stock” means the common stock of the Company, $1.00 par value per share (or such other par value as may be designated by act of the Company’s stockholders).

      2.37     “Ten Percent Stockholder” means an individual who owns stock possessing more than ten percent of the combined voting power of all classes of stock of the Company and its Affiliates. For this purpose, an individual will be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust will be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

      2.38     “Termination of Employment” means the termination of the Award recipient’s employment relationship with the Company and all Affiliates.

Exhibit 10.2
(continued)

ARTICLE III

ELIGIBILITY AND PARTICIPATION

      3.1     Eligibility. The persons who are eligible to receive Awards under the Plan are as follows:

Type of Award	Eligible Associates

Executive Options	Executive Officers of the Company
Region Manager Options	Region Managers of the Company and persons determined by the Committee to have equivalent responsibilities.
Directors’ Shares	Directors who are not full-time employees of the Company upon their election or re-election.
Associates Stock Bonuses	Associates selected by the Committee who are awarded cash bonuses.
Service Awards	Associates who have completed at least five years of service with the Company or an Affiliate as the Committee shall determine from time to time; provided, that no Executive Officer or director of the Company shall be eligible to receive any Service Award.

      3.2     Participation. Subject to the terms and provisions of the Plan, the Committee may, from time to time, select the Associates to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE IV

GENERAL PROVISIONS RELATING TO AWARDS

      4.1     Authority to Grant Awards. The Committee may grant Awards to those Associates as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion.

      4.2     Dedicated Shares; Maximum Awards. The aggregate number of shares of Stock with respect to which Awards may be granted under the Plan is 1,360,000. The aggregate number of shares of Stock with respect to which the following types of Awards may be granted under the Plan is:

	Maximum Number of Shares

		Per Associate in Any
Type of Award	Aggregate	One Fiscal Year

Executive Options	600,000	35,000
Region Manager Options	300,000	2,500
Directors’ Shares	30,000
Associates Stock Bonuses	350,000
Service Awards	80,000	10

Each of the foregoing numerical limits stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5. The number of shares of Stock stated in this Section 4.2 shall also be increased by such number of shares of Stock as become subject to substitute Awards granted pursuant to Article XI; provided, however, that such increase shall be conditioned upon the approval of the stockholders of the Company to the extent stockholder approval is required by law or applicable stock exchange rules. If shares of Stock are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such shares of Stock will count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan. To the extent that any outstanding Award is forfeited or cancelled for any

Exhibit 10.2
(continued)

reason or is settled in cash in lieu of shares of Stock, the shares of Stock allocable to such portion of the Award may again be subject to an Award granted under the Plan.

      4.3     Non-Transferability. Except as specified in the applicable Award Agreements or in domestic relations court orders, Options shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder’s lifetime, only by him or her. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award.

      4.4     Requirements of Law. The Company shall not be required to sell or issue any shares of Stock under any Award if issuing those shares of Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the shares of Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of shares of Stock pursuant thereto, to comply with any law or regulation of any governmental authority.

      4.5     Changes in the Company’s Capital Structure.

(a) The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) If the Company shall effect a subdivision or consolidation of Stock or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefor in money, services or property, then (1) the number, class or series and per share price of Stock subject to outstanding Options or other Awards under the Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an Option or other Award, for the same aggregate cash consideration, the equivalent total number and class or series of Stock the Holder would have received had the Holder exercised his or her Option or other Award in full immediately prior to the event requiring the adjustment, and (2) the number and class or series of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Stock then reserved, that number and class or series of Stock that would have been received by the owner of an equal number of outstanding shares of Stock of each class or series of Stock as the result of the event requiring the adjustment.

(c) If while unexercised Options or other Awards remain outstanding under the Plan (1) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (2) the Company sells, leases

Exhibit 10.2
(continued)

or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (3) the Company is to be dissolved or (4) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event is referred to herein as a “Corporate Change”), then, except as otherwise provided in an Award Agreement (provided that such exceptions shall not apply in the case of a reincorporation merger), or as a result of the Committee’s effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation merger in which Holders of the Company’s ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same number of common shares of the successor as the Award was exercisable for common shares of Stock of the Company):

(1) accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;

(2) require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Award) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such shares;

(3) with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate Fair Market Value of the Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Stock is equal to the excess of the aggregate Fair Market Value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Stock, and (B) the assumed rights under such existing Award or the substituted rights under such new Award as the case may be will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;

(4) provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares of Stock then covered by such Award; or

Exhibit 10.2
(continued)

(5) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary).

In effecting one or more of alternatives in (3), (4) or (5) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding may be exercised.

(d) In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 4.5, any outstanding Award and any Award Agreements evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Stock or other consideration subject to such Award. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(e) The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Stock then subject to outstanding Options or other Awards.

      4.6     Election Under Section 83(b) of the Code. No Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Officer of the Company. Any Holder who makes an election under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Officer of the Company may, in the discretion of the Committee, forfeit any or all Awards granted to him or her under the Plan.

      4.7     Forfeiture for Cause. Notwithstanding any other provision of the Plan or an Award Agreement, if the Committee finds by a majority vote that a Holder, before or after his Termination of Employment (a) committed a fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by the Company or an Affiliate which conduct damaged the Company or an Affiliate or (b) disclosed trade secrets of the Company or an Affiliate, then as of the date the Committee makes its finding, any Awards awarded to the Holder that have not been exercised by the Holder (including all Awards that have not yet vested) will be forfeited to the Company. The findings and decision of the Committee with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate.

      4.8     Forfeiture Events. The Committee may specify in an Award Agreement that the Holder’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Termination of Employment for cause, termination of the Holder’s provision of services to the Company or its Affiliates, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.

Exhibit 10.2
(continued)

ARTICLE V

GENERAL PROVISIONS RELATING TO OPTIONS

      5.1     Type of Options Available. The Committee may grant the following Options any time during the term of the Plan to any eligible Associate that it chooses:

(a) Incentive Stock Options. The Committee may grant to an Associate who is a key employee of the Company or an Affiliate that is a corporation an Option, or Options, to buy a stated number of shares of Stock under the terms and conditions of the Plan, which Option or Options would be an “incentive stock option” within the meaning of section 422 of the Code.

(b) Nonqualified Options. The Committee may grant to any Associate an Option, or Options, to buy a stated number of shares of Stock under the terms and conditions of the Plan, which Option or Options would not constitute an “incentive stock option” within the meaning of section 422 of the Code.

      5.2     Stock Appreciation Rights. Stock appreciation rights (“Stock Appreciation Rights”) may be included in each Option granted under the Plan to allow the holder of an Option (an “Optionee”) to surrender that Option (or a portion of the part that is then exercisable) and receive in exchange, upon a written request from the Optionee describing the special circumstances that exist which create the need to use such Stock Appreciation Rights and subject to any other conditions and limitations set by the Committee, an amount equal to the excess of the Fair Market Value of the Stock covered by the Option (or the portion of it surrendered), determined as of the date of surrender, over the aggregate option price of the Stock. The payment will be made in shares of Stock valued at Fair Market Value. Stock Appreciation Rights may be exercised only when the Fair Market Value of the Stock covered by the Option surrendered exceeds the option price of the Stock.

      Upon the surrender of an Option, or a portion of it, for Stock Appreciation Rights, the shares represented by the Option (or that part of it surrendered) shall not be available for reissuance under the Plan.

      Each of the Stock Appreciation Rights (a) will expire not later than the expiration of the underlying Option, (b) may be for no more than 100 percent of the difference between the exercise price of the underlying Option and the Fair Market Value of a share of the Stock at the time the Stock Appreciation Right is exercised, and (c) may be exercised only when the underlying Option is eligible to be exercised.

      5.3     Option Price. The price at which shares of Stock may be purchased pursuant to an Option that is an Incentive Stock Option shall be not less than the Fair Market Value of the shares of Stock on the date the Option is granted. The Committee in its discretion may provide that the price at which shares may be purchased shall be more than the minimum price required. If an individual is a Ten Percent Stockholder, the option price at which shares may be purchased under an Option that is an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of the Stock on the date the Option is granted.

      5.4     Maximum Value of Stock Subject to Options that are Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date the Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee in any calendar year (under the Plan and any other incentive stock option plan(s) of the Company and any parent and subsidiary corporation) exceeds $100,000, the Options shall be treated as Nonqualified Options. In making this determination, Options shall be taken into account in the order in which they were granted.

      5.5     Exercise of Options. Each Option shall be exercised by request to the Committee setting forth the number of shares of Stock with respect to which the Option is to be exercised. Except in the case of exercise by a third-party broker, as provided below, payment of the exercise price and any applicable tax withholding amounts must be made at the time of exercise by any combination of the following: (a) cash, certified check, bank draft or postal or express money order payable to the order of the Company for an amount equal to the exercise price under the Option, (b) Mature Shares with a Fair Market Value on the date of exercise equal to the exercise price under the Option, (c) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or by an executive officer of the Company) or (d) except as specified below, any other form of payment which is acceptable to the Committee. As promptly as practicable

Exhibit 10.2
(continued)

after receipt of the Holder’s request and payment, the Company shall deliver to the Holder the number of shares with respect to which the Option has been exercised. If Mature Shares are used for payment by the Holder, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft or postal or express money order payable to the order of the Company.

      The Committee shall not permit a Holder to pay such Holder’s exercise price upon the exercise of an Option by having the Company reduce the number of shares of Stock that will be delivered to the Holder pursuant to the exercise of the Option. In addition, the Committee shall not permit a Holder to pay such Holder’s exercise price upon the exercise of an Option by using shares of Stock other than Mature Shares.

      An Option may not be exercised for a fraction of a share of Stock.

      5.6     Duration of Options. Unless the Option Agreement specifies a shorter general term, an Option shall expire on the earliest of the date that is (a) the tenth anniversary of the date the Option is granted (the fifth anniversary of the date the Option is granted in the case of an Incentive Stock Option granted to a Ten Percent Stockholder), or (b) one day less than three months after the date of the Holder’s Termination of Employment (other than by reason of the Holder’s death) or (c) the date that is one year after the date of the Holder’s death. Unless the Holder’s Option Agreement specifies otherwise, an Option shall not continue to vest after the severance of the employment relationship between the Company and all Affiliates.

      Whether authorized leave of absence, or absence on military or government service, shall constitute severance of the employment relationship between the Company and the Optionee shall be determined by the Committee at the time thereof.

      In the event of the death of the holder of any Option while in the employ of the Company and before the date of expiration of such Option, such Option shall continue in effect until the date of expiration of the Option. After the death of the Optionee, his executors, administrators or any person or person to whom his Option may be transferred by will or by the laws of descent and distribution, shall have the right, any time before the termination of an Option, to exercise the Option in respect to the number of shares that the Optionee would have been entitled to exercise if he had exercised the Option on the date of his death while in employment.

      Notwithstanding the foregoing provisions of this Article V, in the case of an Option that is a Nonqualified Option, the Committee may provide for a different option termination date in the option agreement with respect to such Option. For purposes of Incentive Stock Options issued under the Plan, an employment relationship between the Company and the Optionee shall be deemed to exist during any period in which the Optionee is employed by the Company, by any parent or subsidiary corporation, by a corporation issuing or assuming an option in a transaction to which section 424(a) of the Code, as amended, applies, or by a parent or subsidiary corporation of such corporation issuing or assuming an option. For purposes of Nonqualified Options issued under the Plan, an employment relationship between the Company and the Optionee will exist under the circumstances described above for Incentive Stock Options and will also exist if the Optionee is transferred to an affiliate corporation approved by the Committee.

      5.7     Option Agreement. Each Option grant under the Plan shall be evidenced by an Option Agreement that shall specify (a) the Option Price, (b) the duration of the Option, (c) the number of shares of Stock to which the Option pertains, (d) the exercise restrictions, if any, applicable to the Option, (e) whether the Option is intended to be an Incentive Option or a Nonqualified Option, and (f) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan.

      5.8     Substitution Options. Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options

Exhibit 10.2
(continued)

granted may vary from the terms and conditions set out in the Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

      5.9     No Rights as Stockholder. No Holder, as such, shall have any rights as a stockholder.

ARTICLE VI

EXECUTIVE OPTIONS

      The individuals who shall be eligible to receive grants of Executive Options shall be the Executive Officers of the Company. No individual shall be eligible to receive an Option under the Plan while that individual is a member of the Committee.

ARTICLE VII

REGION MANAGER OPTIONS

      The Committee may grant Options to those eligible Region Managers as it shall from time to time determine, under the terms and conditions of the Plan. Factors the Committee may consider include, without limitation:

•	Region rank of consolidated STG/ STC pretax profit (dollars) in the Region Manager’s territory as reported on the Region Manager’s consolidated profit center statement;

•	Region rank of profit percentage in the Region Manager’s territory as reported on the Region Manager’s STG/ STC profit center statement;

•	Region rank of percentage of policy losses to premiums generated YTD as reported on the Region Performance Summary Report;

•	Market share increase in the Region Manger’s territory over the prior year as reported on the quarterly ALTA statistics on market share. Market share weight will be increased with market share growth in key states and percentage of state responsibility of Region Manager;

•	Region rank of percentage increase in Cash to Houston remittances as reported on the Region Performance Summary Report;

•	Region rank of percentage of delinquent premium YTD;

•	Net expansion of territory via acquisitions, branch offices, increased number of agents;

•	Region Manager incorporation and pursuit of SISCO Strategies and Ten Standards in region’s goals;

•	Other contributions towards overall company performance or failure to comply with company requests. Items considered may include Region Manager rollout of technology, new products or other programs sponsored by the company, completion of agency visits, follow-up on audits and training and benefit participation.

The Committee shall evaluate the relative importance of these factors, and the Region Manager’s standing among the recipient group, in its sole and absolute discretion and shall have full power and authority to determine, according to the above criteria, the amount of shares subject to any option, subject only to any applicable limitations set out in the Plan.

ARTICLE VIII

DIRECTORS’ SHARES

      8.1     Annual Grant to Directors. Each person who is not a full-time employee of the Company or any of its subsidiaries and who shall be elected or re-elected as a director of the Company shall be awarded shares

Exhibit 10.2
(continued)

of Stock annually on the first business day following the Company’s annual meeting of stockholders at which such person was elected or re-elected to serve, provided that the Plan is in effect on that day. Each person who is not a full-time employee of the Company or any of its subsidiaries and who shall be elected or re-elected as an Advisory Director of the Company shall be awarded shares of Stock annually on the first business day following the Company’s annual meeting of directors at or subsequent to which such person was elected or re-elected to serve, provided that the Plan is in effect on that day.

      8.2     Amount of Award. The number of shares of Stock to be awarded pursuant to this Article VII shall be the amount determined by dividing the amount authorized by the Company’s Board of Directors by the Fair Market Value of a share of the Stock on the date of the award.

ARTICLE IX

ASSOCIATES STOCK BONUSES

      9.1     Award of Stock Bonuses. The Company shall, during the first quarter of each Fiscal Year during the term of the Plan, issue Stock to each Associate selected by the Committee having a value (as determined below) equal to one-ninth of the total amount of cash bonus earned by such Associate for the previous Fiscal Year pursuant to the established bonus policy of STG or STC, as the case may be. Any such Award shall be granted no later than March 15 following the close of the Fiscal Year with respect to which the applicable bonus was earned. The fact that an Associate is granted an Award pursuant to this Article IX with respect to one Fiscal Year shall not entitle the Associate to receive such a grant in a subsequent Fiscal Year.

      9.2     Valuation. The shares of Stock to be issued pursuant to the Plan shall be valued as of their closing price on the day following the Company’s year-end earnings release.

ARTICLE X

SERVICE AWARDS

      Service Awards of ten shares of Stock will be made to each eligible Associate selected by the Committee upon his completion of the Associate’s first five years of service for the Company and its Affiliates.

ARTICLE XI

SUBSTITUTION AWARDS

      Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees of other entities who are about to become Associates, or whose employer is about to become an Affiliate as the result of a merger of consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least 50 percent (50%) of the issued and outstanding stock of another corporation as the result of which it becomes a subsidiary of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted, but with respect to Options that are Incentive Stock Options, no such variation shall be such as to affect the status of any such substitute Option as an Incentive Stock Option under section 422 of the Code.

ARTICLE XII

ADMINISTRATION

12.1     Awards. The Plan shall be administered by the Committee or, in the absence of the Committee, the Plan shall be administered by the Board. The members of the Committee shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all

Exhibit 10.2
(continued)

actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.

12.2     Authority of the Committee. The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to award granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

(a) determine the persons to whom and the time or times at which Awards will be made;

(b) determine the number and exercise price of shares of Stock covered in each Award, subject to the terms and provisions of the Plan;

(c) determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan;

(d) accelerate the time at which any outstanding Award will vest;

(e) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and

(f) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

      The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms and provisions of the Plan, the Committee may delegate its authority as identified in Section 11.3.

      The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article XI and all other Articles of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all persons. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Associate, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.

      12.3     Decisions Binding. All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, its stockholders, Associates, Holders and the estates and beneficiaries of Associates and Holders.

      12.4     No Liability. Under no circumstances shall the Company, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, the Committee’s or the Board’s roles in connection with the Plan.

Exhibit 10.2
(continued)

ARTICLE XIII

AMENDMENT OR TERMINATION OF PLAN

      13.1     Amendment, Modification, Suspension, and Termination. Subject to Section 12.2 the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders and except as provided in Section 4.5, the Committee shall not directly or indirectly lower the Option Price of a previously granted Option, and no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by applicable law or stock exchange rules.

      13.2     Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

ARTICLE XIV

MISCELLANEOUS

      14.1     Unfunded Plan/ No Establishment of a Trust Fund. Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. All Holders shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

      14.2     No Employment Obligation. The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder’s employment at any time or for any reason not prohibited by law.

      14.3     Tax Withholding. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state or local tax law to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within one day after the date of vesting, exercise or lapse of restrictions. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of shares of Stock issued to the Holder upon such Holder’s exercise of an Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the shares of Stock held back shall not exceed the Company’s or the Affiliate’s Minimum Statutory Tax Withholding Obligation. The Committee may, in its discretion, permit a Holder to satisfy any Minimum Statutory Tax Withholding Obligation arising upon the grant or vesting (as applicable) of an Award granted pursuant to Article VIII, IX or X by delivering to the Holder of the Award a reduced number of shares of Stock in the manner specified herein. If permitted by the Committee and acceptable to the Holder, at the time of grant or vesting (as applicable) of an Award granted pursuant to Article VIII, IX or X, the Company shall

Exhibit 10.2
(continued)

(a) calculate the amount of the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation on the assumption that all such vested shares are made available for delivery, (b) reduce the number of such shares of Stock made available for delivery so that the Fair Market Value of the shares of Stock withheld on the vesting date approximates the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation and (c) in lieu of the withheld shares of Stock, remit cash to the United States Treasury and other applicable governmental authorities, on behalf of the Holder, in the amount of the Minimum Statutory Tax Withholding Obligation. The Company shall withhold only whole shares of Stock to satisfy its Minimum Statutory Tax Withholding Obligation. Where the Fair Market Value of the withheld shares of Stock does not equal the amount of the Minimum Statutory Tax Withholding Obligation, the Company shall withhold shares of Stock with a Fair Market Value slightly less than the amount of then Minimum Statutory Tax Withholding Obligation and the Holder must satisfy the remaining minimum withholding obligation in some other manner permitted under this Section 14.3. The withheld shares of Stock not made available for delivery by the Company shall be retained as treasury shares or will be cancelled and, in either case, the Holder’s right, title and interest in such shares of Stock shall terminate. The Company shall have no obligation upon vesting or exercise of any Award or lapse of restrictions on any Award until the Company or an Affiliate has received payment sufficient to cover the Minimum Statutory Tax Withholding Obligation with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

      14.4 Written Agreement. Each Award shall be embodied in a written agreement or statement which shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by a member of the Committee on behalf of the Committee and the Company or by an executive officer of the Company, other than the Holder, on behalf of the Company, and may be signed by the Holder to the extent required by the Committee. The Award Agreement may specify the effect of a Change in Control on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.

      14.5 Indemnification of the Committee. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further action on his or her part to indemnity from the Company for, all expenses (including attorney’s fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such member in connection with or arising out of any action, suit or proceeding in which such member may be involved by reason of such member being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of incurring the expenses, including, without limitation, matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been negligent in the performance of such member’s duty as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after institution of any action, suit or proceeding, such member shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise.

      14.6     Gender and Number. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

      14.7     Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Exhibit 10.2
(continued)

      14.8     Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

      14.9     Other Compensation Plans. The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Associates.

      14.10     Other Awards. The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

      14.11     Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

      14.12     Law Limitations/ Governmental Approvals. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

      14.13     Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan prior to:

(a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

      14.14     Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained.

      14.15     Investment Representations. The Committee may require any person receiving Stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the Shares for investment and without any present intention to sell or distribute such Stock.

      14.16     Persons Residing Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has Associates, the Committee, in its sole discretion, shall have the power and authority to:

(a) determine which Affiliates shall be covered by the Plan;

(b) determine which persons employed outside the United States are eligible to participate in the Plan;

(c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States;

(d) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable — any subplans and modifications to Plan terms and procedures established under this Section 13.16 by the Committee shall be attached to the Plan document as Appendices; and

(e) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals.

Exhibit 10.2
(continued)

      Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

      14.17     No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, additional Awards, or other property shall be issued or paid in lieu of fractional shares of Stock or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

      14.18     Arbitration of Disputes. Any controversy arising out of or relating to the Plan or an Option Agreement shall be resolved by arbitration conducted pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.

      14.19     Governing Law. The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Texas.